UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 27, 2015
Date of Report (Date of earliest event reported)

Flex Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36812	46-5087339
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

800 Boylston Street, 24th Floor Boston, MA	02199
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 874-1821

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2015, Flex Pharma, Inc. (the "Company") entered into an Executive Employment Agreement with each of Christoph Westphal, M.D., Ph.D., President, Chief Executive Officer and Chairman of the Board of Directors (the "Westphal Agreement") and John McCabe, Vice President, Finance and Treasurer (the "McCabe Agreement") and entered into an amendment to its offer letter with Marina Hahn, President Consumer (the "Hahn Amendment").

Pursuant to the Westphal Agreement, Dr. Westphal will receive an annual base salary of $459,000 and is eligible for an annual bonus that targets fifty percent (50%) of his annualized base salary based upon an assessment of Dr. Westphal's performance and the attainment of targeted goals established for the Company by the Board of Directors of the Company (the "Board"). The assessment of Dr. Westphal's performance and the achievement of goals will be determined in the sole discretion of the Board. In the event that he is terminated without Cause (as defined in the Westphal Employment Agreement) or resigns for Good Reason (as defined in the Westphal Employment Agreement) prior to a Change in Control (as defined in the Westphal Employment Agreement), Dr. Westphal will be entitled to severance in the form of salary continuation for twelve months at his then-current base salary. In the event that he is terminated without Cause or resigns for Good Reason during the period beginning 30 days prior to and ending twelve (12) months following a Change in Control, Dr. Westphal will be entitled to severance in the form of salary continuation for twelve months at his then-current base salary and the target bonus payment for the year in which the termination occurs. Dr. Westphal will also be eligible for all other compensation and benefit plans available to the Company's employees.

Pursuant to the McCabe Agreement, Mr. McCabe will receive an annual base salary of $270,300 and is eligible for an annual bonus that targets thirty percent (30%) of his annualized base salary based upon an assessment of Mr. McCabe's performance and the attainment of targeted goals established for the Company by the Board. The assessment of Mr. McCabe's performance and the achievement of goals will be determined in the sole discretion of the Board. In the event that he is terminated without Cause (as defined in the McCabe Employment Agreement) or resigns for Good Reason (as defined in the McCabe Employment Agreement) prior to a Change in Control (as defined in the McCabe Employment Agreement), Mr. McCabe will be entitled to severance in the form of salary continuation for six months at his then-current base salary and the Company will pay, for up to six months, that portion of the COBRA premiums that the Company paid prior to such termination. In the event that he is terminated without Cause or resigns for Good Reason during the period beginning 30 days prior to and ending twelve (12) months following a Change in Control, then, in addition to the foregoing amounts, Mr. McCabe will also be entitled to the acceleration of vesting of 100% of his outstanding unvested equity awards. Mr. McCabe will also be eligible for all other compensation and benefit plans available to the Company's employees.

The Hahn Amendment amends the Offer Letter, dated September 4, 2014, between the Company and Ms. Hahn (the "Offer Letter"), a description of which is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 filed with the U.S. Securities and Exchange Commission on March 24, 2015. The Hahn Amendment provides that in the event that Ms. Hahn is terminated without Cause (as defined in the Offer Letter) or resigns for Good Reason (as defined in the Offer Letter) prior to a Change in Control (as defined in the Offer Letter), the Company will pay, for up to nine months, that portion of the COBRA premiums that the Company paid prior to such termination. The Hahn Amendment also provides that in the event that Ms. Hahn is terminated without Cause or resigns for Good Reason during the period beginning 30 days prior to and ending twelve (12) months following a Change in Control, then Ms. Hahn will also be entitled to the acceleration of vesting of 100% of her outstanding unvested equity awards.

The foregoing summary of the Westphal Employment Agreement, the McCabe Employment Agreement and the Hahn Amendment is qualified in its entirety by the full text of the Westphal Employment Agreement, the McCabe Employment Agreement and the Hahn Amendment, which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
10.1	Executive Employment Agreement, dated as of May 27, 2015, by and between the Company and Christoph Westphal
10.2	Executive Employment Agreement, dated as of May 27, 2015, by and between the Company and John McCabe
10.3	Amendment to Offer Letter, dated May 27, 2015, by and between the Company and Marina Hahn

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flex Pharma, Inc.

Dated: June 2, 2015
	By:	/s/ John McCabe
John McCabe
Vice President, Finance

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Executive Employment Agreement, dated as of May 27, 2015, by and between the Company and Christoph Westphal
10.2	Executive Employment Agreement, dated as of May 27, 2015, by and between the Company and John McCabe
10.3	Amendment to Offer Letter, dated May 27, 2015, by and between the Company and Marina Hahn